                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                              PARTY CITY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             PARTY CITY CORPORATION

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 15, 1999

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Party City Corporation, a Delaware corporation (the "Company"), will be held on Monday, November 15, 1999, at 10:00 a.m., Eastern Time, at the Sheraton Parsippany, 199 Smith Road, Parsippany, New Jersey 07054, for the following purposes:

     1. To elect five directors to the Board of Directors who shall serve until the 2000 Annual Meeting of Stockholders, or until their successors are elected and qualified;

     2.  To adopt the Company's 1999 Stock Incentive Plan; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 15, 1999, are entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for the ten-day period ending immediately preceding the date of the Annual Meeting, at the Company's offices at 400 Commons Way, Rockaway, New Jersey 07866. Attendance at the Annual Meeting will be limited to stockholders and guests of the Company.

     STOCKHOLDERS UNABLE TO ATTEND THE MEETING ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

                                          By Order of the Board of Directors

                                          /S/  THOMAS E. LARSON

 -------------------------------------------------------------------------------
                                                Thomas E. Larson
                                                Secretary

Rockaway, New Jersey
October 25, 1999

                        PLEASE MAIL YOUR PROXY PROMPTLY

                             PARTY CITY CORPORATION

                                400 COMMONS WAY
                           ROCKAWAY, NEW JERSEY 07866

                          ---------------------------
                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 15, 1999
                          ---------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Party City Corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders to be held on Monday, November 15, 1999, at 10:00 a.m., Eastern Time, or at any adjournment thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying notice of 1999 Annual Meeting of Stockholders (the "Notice"). The Annual Meeting will be held at the Sheraton Parsippany, 199 Smith Road, Parsippany, New Jersey 07054. The Company's telephone number is (973) 983-0888.

     This Proxy Statement and the accompanying Annual Report, Notice and Proxy are being mailed on or about October 25, 1999, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

     Stockholders of record at the close of business on October 15, 1999 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of stockholders of the Company which are intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than March 31, 2000 and otherwise be in compliance with the Company's Certificate of Incorporation and Bylaws and with applicable laws and regulations in order to be included in the proxy statement and form of proxy relating to that meeting.

REVOCABILITY OF PROXY

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

SOLICITATION

     The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or telegram.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

OUTSTANDING SHARES

     The Company has only one class of stock outstanding, the Company's common stock, $.01 par value per share (the "Common Stock"). At October 15, 1999, 12,455,538 shares of the Company's Common Stock were issued and outstanding.

VOTING RIGHTS

     Under the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not affect the outcome of the voting on a proposal. Holders of Common Stock have no cumulative voting rights in the election of directors.

VOTING OF PROXIES

     The shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the directions given by the stockholders. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors and (ii) FOR the approval of the adoption of the Company's 1999 Stock Incentive Plan (the "Incentive Plan").

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock, as of October 15, 1999 for individuals or entities in the following categories: (i) each of the Company's Directors, (ii) each executive officer of the Company named in the Summary Compensation Table;
(iii) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock and (iv) all Directors and executive officers as a group. Unless indicated otherwise, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                                     SHARES BENEFICIALLY OWNED
                                                     --------------------------
             NAME OF BENEFICIAL OWNER                 NUMBER            PERCENT
             ------------------------                ---------          -------

Steven Mandell**...................................  2,545,000(1)(2)     20.4%
  P.O. Box 85
  New Vernon, New Jersey 07976
Special Value Bond Fund, LLC.......................  3,096,000(3)(4)     19.9%
  11100 Santa Monica Boulevard, Suite 210
  Los Angeles, California 90025
The Goldman Sachs Group, Inc.......................  2,867,000(5)(6)     18.7%
  85 Broad Street
  New York, New York 10004
Pilgrim Baxter & Associates, Ltd...................  1,237,900(7)         9.9%
  825 Duportail Road
  Wayne, Pennsylvania 19087
Craig Enterprises, Inc.............................  1,107,000(8)         8.9%
  11355 North Torrey Pines Road
  La Jolla, California 92037
Jack Futterman.....................................  1,026,500(1)(9)      8.2%
  400 Commons Way
  Rockaway, New Jersey 07866
Enhanced Retail Funding, LLC.......................    688,000(10)        5.2%
  40 Broad Street
  Boston, Massachusetts 02109
Duayne Weinger.....................................    107,500(11)          *
Gordon Keil........................................     93,500(12)          *
Jeffrey Fink.......................................     50,000(13)          *
Raymond C. Hemmig..................................     40,000(14)          *
Thomas E. Larson...................................     20,000(15)          *
David Lauber**.....................................     15,000(16)          *
Billy Fowler.......................................      6,250(17)          *
Ralph Dillon.......................................         --              *
Howard Levkowitz...................................         --              *
All Directors and executive officers as a group (9
  persons).........................................  1,343,750(18)       10.5%

---------------
   * Less than 1%
  ** Resigned as Executive Officer and/or Director.

 (1) Includes 1,000,000 shares of Common Stock owned by Steven Mandell for which Jack Futterman has an immediately exercisable option to purchase such shares pursuant to an Option Agreement dated as of June 8, 1999, by and between Messrs. Mandell and Futterman.
 (2) Includes 750,000 shares of Common Stock (representing approximately 6% of the Company's outstanding Common Stock) transferred by Mr. Mandell to the Mandell Family Limited Partnership of which Mr. Mandell is General Partner.
 (3) Includes 3,096,000 shares subject to outstanding warrants to purchase Common Stock which are exercisable immediately.
 (4) As reported in the Amendment to Schedule 13D filed by Special Value Bond Fund, LLC with the Securities and Exchange Commission on September 13, 1999.
 (5) Includes 2,867,000 shares subject to outstanding warrants to purchase Common Stock which are exercisable immediately.
 (6) As reported in the Amendment to Schedule 13G filed by The Goldman Sachs Group, Inc. with the Securities and Exchange Commission on August 30, 1999.
 (7) As reported in the Schedule 13G filed by Pilgrim Baxter & Associates, Ltd. with the Securities and Exchange Commission on January 19, 1999.
 (8) As reported in the Amendment to Schedule 13G filed by Craig Enterprises, Inc. with the Securities and Exchange Commission on April 23, 1999.

 (9) Includes 25,000 shares subject to outstanding options to purchase Common Stock which are exercisable immediately.
(10) Includes 688,000 shares subject to outstanding warrants to purchase Common Stock which are exercisable immediately.
(11) Includes 40,000 shares subject to outstanding options to purchase Common Stock which are exercisable immediately.
(12) Includes 93,500 shares subject to outstanding options to purchase Common Stock which are exercisable immediately.
(13) Includes 50,000 shares subject to outstanding options to purchase Common Stock which are exercisable immediately.
(14) Includes 40,000 shares subject to outstanding options to purchase Common Stock which are exercisable immediately.
(15) Includes 20,000 shares subject to outstanding options to purchase Common Stock which are exercisable within the next 60 days.
(16) Includes 15,000 shares subject to outstanding options to purchase Common Stock which are exercisable immediately.
(17) Includes 6,250 shares subject to outstanding options to purchase Common Stock which are exercisable immediately.
(18) Includes 289,750 shares which the Directors and executive officers of the Company have the right to acquire within the next 60 days through the exercise of outstanding options and warrants to purchase Common Stock.

                           BUSINESS TO BE TRANSACTED

1.  ELECTION OF DIRECTORS

NOMINEES

     The Company's Bylaws currently provide for six directors, and it is contemplated that a Board of Directors comprised of five directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The names of the five nominees, their ages, the respective years in which each first became a Director of the Company, and their respective principal occupations during the past five years are as follows:

                                                                                   SERVED AS
                                                                                   A DIRECTOR
    NAME OF NOMINEE       AGE              POSITION WITH THE COMPANY                 SINCE
    ---------------       ---              -------------------------               ----------
Jack Futterman(1)         66     Chairman of the Board of Directors and Chief         1997
                                 Executive Officer
Ralph Dillon              59     Director                                             1999
Raymond C. Hemmig(2)(3)   49     Director                                             1996
Howard Levkowitz(1)(3)    32     Director                                             1999
Duayne Weinger(1)(2)      50     Director                                             1996

---------------
(1) Member of Nominating Committee.

(2) Member of Compensation Committee.

(3) Member of Audit Committee.

     JACK FUTTERMAN has been Chairman of the Board of Directors and Chief Executive Officer of the Company since June 8, 1999 and has been a Director of the Company since October 1997. From 1989 until his retirement in 1996, Mr. Futterman was Chairman and Chief Executive Officer of Pathmark Stores. From 1973 until his appointment as Chairman and Chief Executive Officer, Mr. Futterman served as Vice President of Supermarkets General (the parent company of Pathmark Stores) and occupied a number of positions before becoming Chairman and Chief Executive Officer. A Registered Pharmacist, Mr. Futterman also serves as a Director of Del Laboratories, Inc. and Hain Food Group as well as several not-for-profit corporations.

     RALPH DILLON has been a Director of the Company since October 1, 1999. Prior to becoming a Director of the Company, Mr. Dillon served as Chief Executive Officer of Cost Plus, Inc. ("Cost Plus") from September 1990 to February 1998, President of Cost Plus from September 1990 to August 1995 and Chairman of the Board of Cost Plus from August 1995 to February 1998. He also served as a Director of Cost Plus from September 1990 to May 1999, and has served as an advisor to the Chief Executive Officer of Cost Plus since May 1999. Mr. Dillon holds his current seat on the Board of Directors of the Company and is being nominated for re-election in connection with the equity investment and restructuring of the Company's obligations which occurred on August 17, 1999.

     RAYMOND C. HEMMIG has been a Director of the Company since May 1996. Since 1988, Mr. Hemmig served as Chairman of the Board, and from September 1988 to October 1994, as Chief Executive Officer, of ACE Cash Express, Inc., a publicly held chain of retail financing services stores. Since December 1995, Mr. Hemmig has served as the Chairman of the Board and General Partner of Retail and Restaurant Growth Capital, a licensed Small Business Investment Corporation and a provider of financing to emerging retail and restaurant companies. In this capacity he serves on the boards of several private concerns. Mr. Hemmig has served on the Board of Restoration Hardware, a San Francisco based home fashion retailer, since 1994.

     HOWARD LEVKOWITZ was appointed as a Director of the Company on August 17, 1999 in connection with the equity investment and restructuring of the Company's obligations which occurred on that date. Since 1997, Mr. Levkowitz has been a principal of Tennenbaum & Co., LLC ("Tennenbaum & Co."), and he was an attorney with Dewey Ballantine LLP from 1993 to 1997. Mr. Levkowitz serves as a Director of Justice Technology Corporation and as a Director of several non-profit organizations. Mr. Levkowitz holds his current seat on the Board of Directors of the Company and is being nominated for re-election are in connection with the equity investment and restructuring of the Company's obligations which occurred on August 17, 1999.

     DUAYNE WEINGER has been a Director of the Company since May 1996. Mr. Weinger helped start Jenny Craig Weight Loss Center in 1983. By 1994 he owned 50 Jenny Craig franchises which have since been sold.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors, executive officers and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the NASDAQ. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers, and greater than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements during the period from January 1, 1998 to July 3, 1999, with the exception of the late filing of one Form 3 filed on behalf of Mr. Larson, the late filing of one Form 4 and one Form 5 filed on behalf of Mr. Hemmig, the late filing of one Form 4 filed on behalf of Mr. Lauber, the late filing of one Form 4 filed on behalf of Mr. Mandell, the late filing of one Form 5 filed on behalf of Mr. Oberdorf and the late filing of one Form 5 filed on behalf of Mr. Weinger.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 17, 1999, the Company completed a comprehensive refinancing with its existing bank lenders, a new group of investors and its existing trade vendors (the "Restructuring"). In connection with the Restructuring, the Company received a $30 million investment from a group led by Tennenbaum & Co. (which is the Managing Member of SVIM/MSM, LLC, the Managing Member of Special Value Bond Fund, LLC), and which included Enhanced Retail Funding, LLC ("Enhanced Retail Funding"), in exchange for secured notes and warrants to purchase Common Stock of the Company. Mr. Levkowitz, who is a Director of the Company and a nominee for Director at the 1999 Annual Meeting, is also a principal of Tennenbaum & Co. Mr. Kahn, who was appointed as a Director of the Company on August 17, 1999 and who resigned as a Director effective as of October 1, 1999, is a Managing Director of Gordon Brothers Group, the parent company of Enhanced Retail Funding, and President of GB Equity Partners, an affiliate of Enhanced Retail Funding.

     Messrs. Jason Craig and Steven Craig, sons of Mr. Sidney Craig, President of Craig Enterprises, Inc., each own and operate two franchised stores located in California. Craig Enterprises, Inc. owned approximately 8.9% of the Company's Common Stock as of October 15, 1999. On September 1, 1998, Mr. Duayne Weinger, a Director of the Company and son-in-law of Mr. Sidney Craig, sold four franchised store locations to the Company. The Company paid approximately $3.9 million for these stores, which were located in Illinois and were owned and operated by Mr. Weinger. Erik Mandell, who is the son of Steven Mandell, the Company's Chairman and President until June 8, 1999 and a Director until September 12, 1999, owns and operates one franchise store located in Illinois. This store made use of certain bookkeeping personnel of the Company, for which it paid approximately $6,500, $14,000 and $22,000 for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 to July 3, 1999, respectively. This store is no longer using the Company's bookkeeping personnel.

     John Oberdorf, who resigned as a Director of the Company on August 17, 1999, is a member of the law firm of St. John & Wayne, L.L.C., which provided legal services to the Company during the period from January 1, 1998 to July 3, 1999.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors met seven times during the period from January 1, 1998 to July 3, 1999. The Compensation Committee met two times during the period from January 1, 1998 to July 3, 1999 and currently is comprised of Messrs. Hemmig and Weinger. In addition to its other responsibilities, the Compensation Committee is responsible for the administration of the Company's Amended and Restated 1994 Stock Option Plan (the "1994 Plan") and for the grant of stock options under such plan. The Compensation Committee assumed the responsibilities of the Stock Option Committee at the time of the Restructuring. The total number of meetings of the Compensation Committee during the period from January 1, 1998 to July 3, 1999 reflect the meetings of the Stock Option Committee prior to the Restructuring. The Audit Committee, which is presently composed of Messrs. Hemmig and Levkowitz, is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. The Audit Committee met seventeen times during the period from January 1, 1998 to July 3, 1999. In addition to meeting, the Audit Committee and the Compensation Committee as well as the full Board of Directors acted by unanimous written consent on numerous occasions during the period from January 1, 1998 to July 3, 1999. In addition, the Board of Directors formed a Nominating Committee on August 17, 1999, and it consists of Messrs. Futterman, Levkowitz and Weinger. The Nominating Committee does not consider nominees recommended by the Company's stockholders.

     All Directors are elected at each annual meeting of shareholders and hold office until the election and qualification of their successors at the next annual meeting of shareholders.

     All executive officers of the Company are elected annually by, and serve at the discretion of, the Board of Directors, although the employment of Messrs. Futterman and Larson by the Company is subject to the provisions of their respective employment agreements.

RESIGNATIONS

     On May 24, 1999, David Lauber resigned from the Board of Directors of the Company.

     On August 17, 1999, John Oberdorf resigned from the Board of Directors of the Company.

     On September 12, 1999, Steven Mandell resigned from the Board of Directors of the Company. On September 17, 1999, the Company issued a press release announcing Mr. Mandell's resignation. In the period since the resignation of Mr. Mandell, the Company has retained Mr. Mandell as an advisor and has agreed to pay Mr. Mandell $50,000 per month for his services. The relationship with Mr. Mandell, which is not evidenced by any written agreement, can be terminated by either party at any time.

     Effective October 1, 1999, Matthew Kahn resigned from the Board of Directors of the Company.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid by the Company for services rendered in all capacities to the Company during 1996 and 1997 and during the period from January 1, 1998 to July 3, 1999 to (i) all individuals serving as the Chief Executive Officer during the period from January 1, 1998 to July 3, 1999, (ii) each of the four next most highly compensated executive officers of the Company who were serving as executive officers at July 3, 1999 and (iii) one other person who was an executive officer and would have been included in such table but for the fact that he was not an executive officer at July 3, 1999 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                        PERIOD                   AWARDS
                                                   COMPENSATION(1)      -------------------------
         NAME AND                                --------------------          SECURITIES            ALL OTHER
    PRINCIPAL POSITION            PERIOD          SALARY       BONUS    UNDERLYING STOCK OPTIONS    COMPENSATION
    ------------------      ------------------   --------     -------   -------------------------   ------------
Jack Futterman(2).........  1/1/98-7/3/99        $ 81,143(3)        0             7,500                    --
  Chairman of the Board     1/1/97-12/31/97            --          --            22,500                    --
  and Chief Executive       1/1/96-12/31/96            --          --                --                    --
  Officer
Steven Mandell(4).........  1/1/98-7/3/99         506,731     100,000                --                20,083
  Chairman of the Board     1/1/97-12/31/97       203,434     100,000                 0                     0
  and Chief Executive       1/1/96-12/31/96       195,000           0                 0                     0
  Officer
Thomas E. Larson(5).......  1/1/98-7/3/99         104,903(6)       --            60,000                     0
  Senior Vice President
    and                     1/1/97-12/31/97            --          --                --                    --
  Chief Financial Officer   1/1/96-12/31/96            --          --                --                    --
David Lauber (7)..........  1/1/98-7/3/99         536,442      59,780            16,500                40,979
  Executive Vice
    President,              1/1/97-12/31/97       263,429      59,780            96,000                     0
  Chief Financial Officer   1/1/96-12/31/96       223,044      51,150             9,000                     0
  and Director
Gordon Keil...............  1/1/98-7/3/99         324,615           0            16,500                 2,550
  Senior Vice President,    1/1/97-12/31/97       202,308           0             6,000                     0
  Franchising and           1/1/96-12/31/96       105,706           0            84,000                     0
  Administration
Billy Fowler..............  1/1/98-7/3/99         213,461           0                 0                     0
  Vice President,
    Operations              1/1/97-12/31/97            --          --                --                    --
                            1/1/96-12/31/96            --          --                --                    --
Jeffrey Fink..............  1/1/98-7/3/99         300,894           0                 0                13,410
  Vice President, Real      1/1/97-12/31/97        69,588           0                 0                     0
  Estate                    1/1/96-12/31/96            --          --                --                    --

---------------
(1) No Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual's salary plus annual bonus.

(2) Mr. Futterman became the Chairman of the Board and Chief Executive Officer of the Company on June 8, 1999.

(3) This amount includes $48,509 paid to Mr. Futterman pursuant to a consulting arrangement for the period from April 12, 1999 until Mr. Futterman began his employment with the Company on June 8, 1999.

(4) Mr. Mandell resigned as Chairman of the Board and Chief Executive Officer of the Company on June 8, 1999 and resigned from the Board of Directors on September 12, 1999.

(5) Mr. Larson became Senior Vice President and Chief Financial Officer of the Company on June 18, 1999.

(6) This amount includes $97,047 paid to Mr. Larson pursuant to a consulting arrangement for the period from April 3, 1999 until Mr. Larson began his employment with the Company on June 18, 1999.

(7) Mr. Lauber resigned from the Company on May 24, 1999.

STOCK OPTION PLAN

     The Company currently maintains the 1994 Plan pursuant to which options may be granted to employees, directors and consultants for the purchase of Common Stock. The Company in the past has used, and will continue to use, stock options to attract and retain key employees in the belief that employee stock ownership and stock-related compensation devices encourage a community of interest between employees and stockholders.

     THE 1994 PLAN. The 1994 Plan currently permits the Company to grant incentive and non-qualified stock options to purchase an aggregate of 1,800,000 shares of the Company's Common Stock. The Board of Directors of the Company amended the 1994 Plan on March 6, 1998 to increase the number of shares available under the plan from 900,000 to 1,800,000, and the Company's stockholders approved by the amendment at the Company's 1998 Annual Meeting of Stockholders on June 22, 1998. The 1994 Plan is currently administered by the Compensation Committee, presently composed of Messrs. Hemmig and Weinger, each of whom are non-employee Directors. All Named Executive Officers, other key employees, Directors (including members of the Compensation Committee) and consultants of the Company or any subsidiary of the Company are eligible for selection to participate in the 1994 Plan. Each option granted under the 1994 Plan shall have a term as selected by the Compensation Committee.

     No incentive or non-qualified stock option is exercisable more than thirty days (or such other period of time as is determined by the Compensation Committee) from the date of the optionee's termination of employment with the Company for any reason other than disability or death. If such termination of employment is due to disability of the employee, the optionee shall be entitled to exercise the option for a period of three months (or such other period of time not exceeding 12 months as is determined by the Compensation Committee) from the date of disability. If such termination of employment is due to the death of the employee, the optionee's estate or the beneficiaries thereof shall be entitled to exercise the option for a period of one year from the date of the optionee's death.

     Grants of incentive or non-qualified stock options to the Named Executive Officers have been made at the fair market value of the Common Stock on the date of grant and the Company intends for such options to be performance-based options (in accordance with Internal Revenue Code rules and regulations).

     Pursuant to agreements into which the Company entered in connection with the Restructuring, the Company may not, for so long as any notes issued in connection with the Restructuring are outstanding, grant options to purchase more than 500,000 shares of Common Stock at an exercise price of less than $10.00 per share (subject to adjustments for stock splits, stock dividends and similar transactions).

     The 1994 Plan will terminate on September 4, 2000 unless earlier terminated by the Board of Directors.

               OPTION GRANTS FROM JANUARY 1, 1998 TO JULY 3, 1999

     The following table presents information regarding grants of options to purchase shares of the Company's Common Stock for each of the Named Executive Officers receiving option grants during the period from January 1, 1998 to July 3, 1999:

                                                                                       POTENTIAL
                                                                                       REALIZABLE
                                           INDIVIDUAL GRANTS                            VALUE AT
                          ----------------------------------------------------       ASSUMED ANNUAL
                                         PERCENT OF                                  RATES OF STOCK
                          NUMBER OF        TOTAL                                         PRICE
                          SECURITIES      OPTIONS       EXERCISE                    APPRECIATION FOR
                          UNDERLYING     GRANTED TO      PRICE                       OPTION TERM(3)
                           OPTIONS      EMPLOYEES IN      PER       EXPIRATION    --------------------
          NAME            GRANTED(1)    FISCAL YEAR     SHARE(2)       DATE          5%         10%
          ----            ----------    ------------    --------    ----------       --         ---
Jack Futterman..........     2,500          0.47%        $23.19        2008       $ 36,450    $ 92,400
Jack Futterman..........     5,000          0.95%         15.00        2008         47,150     119,550
Thomas E. Larson........    60,000         11.37%          3.84        2009        144,600     367,200
David Lauber............    16,500          3.13%         27.00        2008        280,170     709,995
Gordon Keil.............    16,500          3.13%         27.00        2008        280,170     709,995
Jeff Fink...............     4,500          0.85%         27.00        2008         76,410     193,635
Billy Fowler............    25,000          4.74%         11.00        2008        173,000     438,250
Billy Fowler............    10,000          1.90%          9.50        2008         59,700     151,400

---------------
(1) Adjusted to give effect to the Company's three-for-two stock split which occurred on January 16, 1998.

(2) The price represents the fair market value at the date of grant.

(3) The dollar amounts in these columns represent the potential realizable value of each option assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

              AGGREGATED OPTION EXERCISES FROM JANUARY 1, 1998 TO
                  JULY 3, 1999 AND JULY 3, 1999 OPTION VALUES

     The following table presents information regarding options exercised during the period from January 1, 1998 to July 3, 1999 and the value of options outstanding at July 3, 1999 for each of the Named Executive Officers:

                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                         SHARES                       OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END(2)
                        ACQUIRED         VALUE       ----------------------------    ----------------------------
                       ON EXERCISE    REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                       -----------    -----------    -----------    -------------    -----------    -------------
Jack Futterman.......        --       $       --       22,500           7,500            $--             $--
Gordon Keil..........        --               --       90,500          16,000            --              --
Thomas E. Larson.....        --               --       20,000          40,000            --              --
Jeffrey Fink.........        --               --       25,000          54,500            --              --
Billy Fowler.........        --               --        6,250          28,750            --              --
David Lauber.........    90,000        2,459,997       15,000          75,000            --              --

---------------
(1) Value realized is equal to the product of (i) the positive difference between the fair market value of the Common Stock on exercise of the option and the exercise price per share of Common Stock underlying the option, multiplied by (ii) the number of Shares underlying the option exercised.

(2) Value is based upon a fair market value of $3.8125 per share at July 2, 1999.

                              REPRICING OF OPTIONS

     The following table presents information regarding repricings of options held by any executive officer during the last ten fiscal years:

                         TEN-YEAR OPTION/SAR REPRICINGS

                                NUMBER OF                                                       LENGTH OF
                                SECURITIES    MARKET PRICE                                   ORIGINAL OPTION
                                UNDERLYING      OF STOCK     EXERCISE PRICE                   TERM REMAINING
                               OPTIONS/SARS    AT TIME OF      AT TIME OF                       AT DATE OF
                               REPRICED OR    REPRICING OR    REPRICING OR    NEW EXERCISE     REPRICING OR
        NAME            DATE     AMENDED      AMENDMENT($)    AMENDMENT($)      PRICE($)        AMENDMENT
        ----            ----   ------------   ------------   --------------   ------------   ---------------
Billy Fowler.........  9/4/98     25,000         $11.00          $27.125         $11.00      9 years 8 months

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Directors who are not employees of the Company are entitled to receive a director fee of $2,000 for each Board of Directors meeting attended and $500 for each committee meeting. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at the Board of Directors meetings.

     On September 29, 1999, the Company approved a one-time grant of 20,000 stock options to each of Messrs. Hemmig and Weinger for the services which they had rendered to the Company during the previous nine months and a grant of 10,000 stock options to each of Messrs. Dillon, Hemmig, Levkowitz and Weinger as compensation for their prospective services until the Company's next Annual Meeting of Stockholders.

     Following the resignation of Steven Mandell from the Board of Directors of the Company, the Company retained Mr. Mandell as an advisor and has agreed to pay Mr. Mandell $50,000 per month for his services. The relationship with Mr. Mandell, which is not evidenced by any written agreement, can be terminated by either party at any time.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

     The Company is party to an employment agreement with Jack Futterman, Chairman of the Board and Chief Executive Officer of the Company, dated June 8, 1999 (the "Futterman Agreement"). The Futterman Agreement provides for Mr. Futterman to serve as the Chairman of the Board of the Company and the Company's Chief Executive Officer for a term which commenced on June 8, 1999 and which ends on June 8, 2002. The Futterman Agreement provides that Mr. Futterman will receive an annual salary of $500,000, with any increases as may be approved by the Board of Directors or the Compensation Committee of the Board of Directors. The Futterman Agreement also provides for performance bonuses of at least $500,000 for the year ending June 8, 2000 and at least $250,000, but with the opportunity to earn at least $500,000, for the years ending on June 8, 2001 and June 8, 2002.

     The Futterman Agreement provides that, under certain circumstances, the Company will make severance payments to Mr. Futterman upon the termination of his employment. Upon termination by Mr. Futterman for "good reason" or by the Company for any reason other than Mr. Futterman's "disability" or "for cause," the Company will pay to Mr. Futterman his salary, plus a $500,000 per year bonus, to which Mr. Futterman would have been entitled if his employment had continued through the later of the one-year anniversary of his termination or the remaining term of the Futterman Agreement. If, within three months after a "change of control," Mr. Futterman terminates his employment, the Company will pay Mr. Futterman his salary, plus a $500,000 per year bonus, to which Mr. Futterman would have been entitled if his employment had continued through the one-year anniversary of his termination. Upon the death of Mr. Futterman or his termination by the Company because of a "disability," the Company will pay to Mr. Futterman or his estate the performance bonus to which he would have been entitled for that year.

     From April 12, 1999 to June 8, 1999, the date on which Mr. Futterman became Chairman of the Board and Chief Executive Officer of the Company, the Company had a consulting arrangement with Mr. Futterman pursuant to which Mr. Futterman received $1,500 per day plus expenses.

     The Company is party to an employment agreement with Thomas Larson, Senior Vice President and Chief Financial Officer of the Company, dated June 18, 1999 (the "Larson Agreement"). The Larson Agreement provides for Mr. Larson to serve as the Chief Financial Officer of the Company for a term which commenced on June 18, 1999 and which ends on June 18, 2002 and which may be extended for additional one year periods. The Larson Agreement provides for an annual minimum base salary of $250,000, the amount of which may be adjusted upward by the Board of Directors in its sole discretion. The Larson Agreement also provides that Mr. Larson is eligible for a guaranteed bonus of $125,000 payable in June 2000 and for annual bonuses in each subsequent year in an amount up to 50% of his base salary, provided that Mr. Larson meets certain performance goals. In addition, Mr. Larson received a grant of 60,000 stock options to purchase Common Stock of the Company, which options vest over a three-year period.

     The Larson Agreement provides that, under certain circumstances, the Company will make severance payments to Mr. Larson upon the termination of his employment. If Mr. Larson's employment is terminated by the Company without "cause" prior to June 18, 2002 or by Mr. Larson prior to May 1, 2001 because Mr. Futterman has resigned as Chief Executive Officer of the Company, the Company will make severance payments to Mr. Larson which shall include accrued and unpaid salary up to the date of his termination and a severance payment equal to six months of Mr. Larson's base salary. In the event that Mr. Larson's employment is terminated by the Company without "cause" subsequent to December 18, 2001, Mr. Larson will receive a severance payment equal to his base salary for the remaining period of the term of the Larson Agreement.

     From April 3, 1999 to June 18, 1999, the date on which Mr. Larson became Executive Vice President and Chief Financial Officer of the Company, the Company had a consulting arrangement with Mr. Larson pursuant to which Mr. Larson received $150 per hour plus expenses.

     On August 3, 1992, the Company entered into an employment agreement with Steven Mandell (the "Mandell Agreement"). The Mandell Agreement, which was amended on January 1, 1996 and on March 5, 1997, provided for Mr. Mandell to serve as the Company's Chief Executive Officer at an annual salary of $200,000 in 1996 and 1997, and $300,000 in 1998 and 1999. The Mandell Agreement also provided for the award of an annual bonus in the discretion of the Board of Directors. Mr. Mandell resigned as Chief Executive Officer on June 8, 1999 and as Director on September 12, 1999. Mr. Mandell receives no severance payments from the Company, but the Company has retained Mr. Mandell as an advisor and has agreed to pay Mr. Mandell $50,000 per month for his services. The relationship with Mr. Mandell, which is not evidenced by any written agreement, can be terminated by either party at any time.

     The Company entered into an employment agreement with David Lauber dated September 23, 1997 (the "Lauber Agreement"). The Lauber Agreement provided for Mr. Lauber to serve as the Company's Executive Vice President for a term expiring on June 12, 2001. The Lauber Agreement provided for an annual base salary of $325,000 for the first contract year (increasing $10,000 each year thereafter) and annual bonuses in the discretion of the Board of Directors and the President of the Company. Mr. Lauber resigned from the Company on May 24, 1999, and, pursuant to the terms of the Lauber Agreement, Mr. Lauber receives, and will continue to receive until March of 2000, bi-weekly severance payments from the Company, which in the aggregate are equal to $251,250.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph set forth herein shall not be incorporated by reference into any such filings.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                   DIRECTORS REGARDING EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

     This report has been prepared by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee was formed in 1996. The Compensation Committee presently is composed of Raymond Hemmig and Duayne Weinger. Jack Futterman and John Oberdorf also served as members of the Compensation Committee during the period from January 1, 1998 to July 3, 1999. The Compensation Committee meets at least annually or more frequently as the Company's Board of Directors may request. The Compensation Committee's primary responsibilities include the review of compensation, consisting of salary, bonuses, benefits and other compensation, of the Company's executive officers. Compensation for the Company's officers during the period from January 1, 1998 to July 3, 1999, including base salary, performance bonuses, stock option grants, and other compensation, were determined by the Company's Board of Directors. Stock option grants were determined by the Company's Compensation Committee.

EXECUTIVE OFFICER COMPENSATION

     The executive officer compensation programs utilized by the Company are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company. The various components of the executive officer compensation programs used by the Company are, in most cases, the same as those made available generally to employees of the Company. The following is a summary of the executive officer compensation programs:

  Cash Compensation

     Base Salary. Base salaries are established primarily upon an evaluation of the executive officer's position and contributions to the Company, including (i) individual performance, (ii) level of responsibility, (iii) technical expertise,
(iv) length of service, (v) Company performance and (vi) industry compensation levels.

     Incentive Bonuses. From time to time, incentive cash bonuses may be approved for payment to employees, including executive officers, for the achievement of milestones, the completion of projects identified as contributing substantially to the Company's success, and the attainment of certain goals.

  Equity Compensation

     In order to provide long-term incentives to the executive officers and employees of the Company related to long-term growth in the value of the Company's Common Stock, the Company issues incentive stock options and non-qualified stock options to such persons under the Company's 1994 Plan. The determination of who receives stock options under the 1994 Plan and the number of stock options granted to each such recipient is made by the Compensation Committee and based upon the same criteria utilized to determine base salary.

  Exercise Restrictions

     In an effort to encourage employees and executive officers to remain employed by the Company and to promote Company performance, stock options granted to executive officers typically vest in an equivalent percentage over a period of four years from the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer of the Company is eligible to participate in the same executive compensation plans available to other executive officers. The Compensation Committee's general approach in setting the Chief Executive Officer's annual compensation (including base pay, incentive bonuses and long-term equity incentives) is to seek to be competitive with other comparably sized companies in the same industry group, and to have a percentage of his annual compensation based upon objective, long-term performance criteria. This approach incentivizes the Company's senior executive toward clearly defined long-term goals while providing certainty to the Chief Executive Officer as to that portion of his compensation that is nonperformance based.

     Jack Futterman, a director of the Company since 1997, was hired by the Company as Chief Executive Officer on June 8, 1999. In addition to his customary responsibilities as Chief Executive Officer, Mr. Futterman's salary reflects his additional responsibilities to facilitate the completion of the Company's year end audit and to facilitate the Company's August 1999 comprehensive restructuring. Mr. Futterman's base salary was established by the Company's Board of Directors and set forth in Mr. Futterman's employment agreement with the Company. Mr. Futterman is eligible for a bonus of at least $500,000 for the period from June 8, 1999 to June 8, 2000.

     Mr. Mandell's base salary for 1998 was established by the Company's Board of Directors and set forth in Mr. Mandell's employment agreement with the Company. Mr. Mandell resigned as Chief Executive Officer of the Company on June 8, 1999.

     In conclusion, the Compensation Committee believes that the compensation policies and practices of the Company as described above are fair and reasonable and are in keeping with the best interests of the Company, its employees and its shareholders.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                 DIRECTORS REGARDING REPRICING OF STOCK OPTIONS

     On August 26, 1998, the Stock Option Committee approved the replacement of certain options held by Billy Fowler and six other employees with new options which had a lower exercise price. Because the exercise price of the options held by those individuals at such time was significantly lower than the price at which the Company's Common Stock was then trading, the Stock Option Committee believed that the replacement was necessary to preserve the financial incentives that would properly motivate the Company's management and employees, consistent with the intent and purpose of the 1994 Plan, and therefore was in the best interests of the Company and its shareholders. The option replacement was conditioned on there being no adverse financial impact to the Company.

     Submitted October 22, 1999 and signed by the members of the Compensation Committee.

                  Raymond Hemmig                 Duayne Weinger

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     John J. Oberdorf, who served as a Director of the Company and a member of the Company's Compensation Committee until his resignation on August 17, 1999, is a member of the law firm of St. John & Wayne, L.L.C., general counsel to the Company. During the period from January 1, 1998 to July 3, 1999, St. John & Wayne, L.L.C. represented the Company as general counsel.

                               PERFORMANCE GRAPH

     The following graph provides a comparison on a cumulative basis of the percentage change from December 31, 1996, (the date on which the Company's Common Stock first traded on the NASDAQ National Market System ("NMS")) through July 3, 1999 in (a) the total stockholder return on the Company's Common Stock with (b) the total return on the NASDAQ Stock Market of all domestic issuers traded on the NASDAQ NMS and Small-Cap Markets ("NASDAQ Market Index") and (c) the total return of domestic issuers having the same Standard Industrial Classification ("SIC") Industry Group Number as the Company (SIC 5943) and traded on NASDAQ's NMS or Small-Cap Markets (the "Industry Index"). Such percentage change has been measured by dividing: (i) the sum of (A) the cumulative amount of dividends for the measurement period assuming dividend reinvestment, and (B) the difference between the price per share at the end and at the beginning of the measurement period by (ii) the price per share at the beginning of the measurement period. The price of each investment unit has been set at $100 on March 27, 1996 for purposes of preparing this graph. All Stock price information for the Company has been retroactively adjusted to give effect to a three-for-two stock split which occurred on January 16, 1998.

     Trading in the Company's Common Stock was halted on May 6, 1999 and the Company was delisted from the NASDAQ NMS on July 20, 1999. The Common Stock now trades on the OTC Bulletin Board, an electronic quotation service for NASD Market Makers.
[PERFORMANCE GRAPH]

                                                       PARTY CITY                                             NASDAQ MARKET
                                                       CORPORATION             SIC CODE 5943 INDEX                INDEX
                                                       -----------             -------------------            -------------
03/27/96                                                 100.00                      100.00                      100.00
12/31/96                                                 130.77                       80.73                      115.56
12/31/97                                                 248.08                       96.73                      141.36
12/31/98                                                 166.50                       81.60                      199.37
7/3/99                                                    44.33                       74.94                      242.38

2.  APPROVAL OF 1999 STOCK OPTION PLAN

     On October 19, 1999, the Board adopted the Company's Incentive Plan, with respect to which 500,000 shares of Common Stock were reserved for issuance under the Incentive Plan. Notwithstanding anything to the contrary contained in this summary of the Incentive Plan, pursuant to agreements into which the Company entered in connection with the Restructuring, the Company may not, for so long as any notes issued in connection with the Restructuring are outstanding, grant options to purchase more than 500,000 shares of Common Stock at an exercise price of less than $10.00 per share (subject to adjustments for stock splits, stock dividends and similar transactions).

     The Company is seeking stockholder approval of the Incentive Plan in order to comply with the requirements of Sections 162(m) and 422 of the Code. The following summary of the Incentive Plan is qualified in its entirety by express reference to the text of the Incentive Plan, a copy of which was filed with the Securities and Exchange Commission. Under the Incentive Plan, options to purchase the Common Stock may be granted which are qualified as "incentive stock options" within the meaning of Section 422 of the Code ("ISOs") and which are not so qualified ("NSOs") (collectively or individually, ISOs and NSOs may be referred to as "Options"), restricted stock and other stock-based awards (collectively or individually, "Awards").

PURPOSE AND ELIGIBILITY

     The purpose of the Incentive Plan is to promote the long-term financial success of the Company by enhancing the ability of the Company to attract, retain and reward individuals who can and do contribute to such success and to further align the interests of the Company's key personnel with its stockholders. Key employees, directors and consultants of the Company and its subsidiaries are eligible to receive Options under, and participate in, the Incentive Plan. The number of individuals eligible to participate in the Incentive Plan is approximately 1,370.

ADMINISTRATION

     The Incentive Plan is administered by the Compensation Committee. The Compensation Committee, in its sole discretion, determines which individuals may participate in the Incentive Plan and the type, extent and terms of the Awards to be granted. In addition, the Compensation Committee interprets the Incentive Plan and makes all other determinations with respect to the administration of the Incentive Plan.

AWARDS

     The Incentive Plan provides for the grants of Options and restricted stock and other stock-based awards as the Compensation Committee may from time to time deem appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock awards, the bargain purchase of stock and stock bonuses. The terms and conditions of Awards granted under the Incentive Plan are set out from time to time in agreements between the Company and the individuals receiving such awards. Such terms include vesting conditions and the expiration dates for the awards. The exercise price of the Options is determined by the Compensation Committee at the time of grant; provided, however, that the exercise price of an Option will not be less than the fair market value of the Common Stock on the date of grant. Options will vest and become exercisable within such period or periods (not to exceed 10 years) as determined by the Compensation Committee and set forth in the Stock Option Agreement. Unless otherwise set forth in the Stock Option Agreement, all Options expire on the earlier of (i) ten years after grant, (ii) three months after (A) retirement, (B) termination of employment or service with the Company or a subsidiary due to complete and permanent disability, (C) any termination of employment or service with the written approval of the Compensation Committee,
(D) termination of employment or service by the Company without cause (each a "Normal Termination"), (iii) immediately upon termination of employment or service for cause, (iv) twelve months after the death of the optionee while still employed or within three months of a Normal Termination or (v) the expiration date set forth in the Stock Option Agreement. Unless otherwise set forth in the Stock Option Agreement, Options will vest and become exercisable only during the period of employment or service with the Company and its subsidiaries such that upon such termination of employment or service the unvested portion of any outstanding Option will expire. Options that have become exercisable may be exercised by delivery of written notice of exercise to the Compensation Committee accompanied by full payment of the Option exercise price and any applicable withholding. The Option exercise price may be paid in cash, by check acceptable to the Compensation Committee and/or delivery of shares of Common Stock having a value equal to the aggregate exercise price or, in the discretion of the Compensation Committee, either (i) in other property having a value equal to the aggregate exercise price or (ii) through a brokered exercise.

     The Compensation Committee may permit the voluntary surrender of any NSO to be conditioned upon the granting of a new Option for the same or a different number of shares as the surrendered Option or require such voluntary surrender as a condition precedent to a grant of a new Option to such optionee. Any new Option granted may have terms different from the surrendered Option.

     Grants of Restricted Stock vest in accordance with periods set by the Compensation Committee. Certificates in respect of Restricted Stock are not issued to the recipient at the time of grant; instead, the certificates are held by the Company during the restricted period. In addition, during the applicable restricted period, shares of Restricted Stock are subject to transfer restrictions and forfeiture in the event of termination of employment with the Company. The Compensation Committee may impose other conditions at the time the award is granted.

     The Compensation Committee may grant any other cash, stock or stock-related Awards to any Eligible Participant under the Incentive Plan that the Compensation Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock Awards, the bargain purchase of Common Stock and Common Stock bonuses. Any such Award will have such terms and conditions as the Compensation Committee, in its sole discretion, so determines.

ADJUSTMENTS FOR RECAPITALIZATION, MERGER, ETC. OF THE COMPANY

     Awards granted under the Incentive Plan and any agreements evidencing such Awards, the maximum number of shares of Common Stock subject to all such Awards under the Incentive Plan and the maximum number of shares of Common Stock with respect to which any one person may be granted Options or stock appreciation rights during any year may be subject to adjustment or substitution, as determined by the Compensation Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards or as otherwise determined by the Compensation Committee to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the Incentive Plan or (iii) upon the occurrence of any other event which otherwise warrants equitable adjustment because it interferes with the intended operation of the Incentive Plan. In the event of any such adjustments or substitution, the aggregate number of shares of Common Stock available under the Incentive Plan and the maximum number of shares of Common Stock with respect to which any one person may be granted in connection with Options during any year shall be appropriately adjusted by the Compensation Committee, whose determination shall be conclusive. In addition, in the event of
(i) the merger of the Company into or with another corporation, (ii) a sale of all or substantially all of the assets of the Company to another entity or (iii) the reorganization or liquidation of the Company, then the Compensation Committee may upon 10 days notice to optionees cancel and cash-out any or all outstanding Options for their fair market value.

SHARES SUBJECT TO THE INCENTIVE PLAN

     As noted above, a maximum of 500,000 shares of Common Stock are available for issuance pursuant to the terms of the Incentive Plan; provided, however, that no more than 400,000 shares of Common Stock may be issued to any one person pursuant to awards of Options or stock appreciation rights during any one year.

MARKET VALUE

     The closing price of the Common Stock on October 15, 1999 was $1.625 per share.

NONTRANSFERABILITY

     Except as otherwise determined by the Compensation Committee, a person's rights and interest under the Incentive Plan, including any amounts payable pursuant to an Award, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a participant's death, to a designated beneficiary to the extent permitted by the Incentive Plan, or in the absence of such designation, by will or the laws of descent and distribution.

AMENDMENT AND TERMINATION

     The Board may at any time terminate the Incentive Plan. With the express written consent of an individual participant (subject to any other allowable adjustments under the Incentive Plan to outstanding Awards without the consent of any participant), the Board or the Compensation Committee may cancel or reduce or otherwise alter the outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Incentive Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Compensation Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Incentive Plan in whole or in part, subject to any limitations set forth in the Incentive Plan.

FEDERAL TAX CONSEQUENCES

     The following is a brief discussion of the Federal income tax consequences of transactions with respect to Options under the Incentive Plan based on the Code, as in effect as of the date of this summary. This discussion is not intended to be exhaustive and does not describe any state or local tax consequences.

     ISOS. No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon the sale of such shares, any amount realized in excess of the Option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and (2) no deduction will be allowed to the Company for Federal income tax purposes.

     If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally, (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the Option price paid for such shares and (2) the Company will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the Common Stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by the Company.

     If an ISO is exercised more than three months following termination of employment (subject to certain exceptions for disability or death), the exercise of the Option will generally be taxed as the exercise of a NSO, as described below.

     For purposes of determining whether an optionee is subject to an alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a NSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

     NSOS. With respect to NSOs: (1) no income is realized by the optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price, and the Company is generally entitled to a tax deduction in the same amount, subject to applicable tax withholding requirements, and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

SPECIAL RULES APPLICABLE TO CORPORATE INSIDERS

     As a result of the rules under Section 16(b) of the Exchange Act ("Section 16(b)"), and depending upon the particular exemption from the provisions of
Section 16(b) utilized, officers and directors of the Company and persons owning more than 10 percent of the outstanding shares of stock of the Company ("Insiders") may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of Options. Generally, Insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular Option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular Option.

NEW PLAN BENEFITS

     Because the grant of awards under the Incentive Plan is entirely within the discretion of the Compensation Committee, the Company cannot forecast the extent or nature of awards that will be granted in the future. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Incentive Plan. Information with respect to compensation paid and other benefits, including Options granted to the Named Executive Officers is set forth in the Summary Compensation Table during the period from January 1, 1998 to July 3, 1999.

RECOMMENDATION AND VOTE

     Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, and entitled to vote thereon.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares of common stock they represent.

                                          By Order of the Board of Directors

                                          /s/ THOMAS E. LARSON

 -------------------------------------------------------------------------------
                                               Thomas E. Larson
                                               Secretary

Dated: October 25, 1999

                             PARTY CITY CORPORATION
                            1999 STOCK INCENTIVE PLAN

1.       PURPOSE

         The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract highly qualified persons to become and remain directors of the Company and enter and remain in the employ of the Company and its Subsidiaries and to provide a means whereby employees, directors and consultants of the Company and its Subsidiaries can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and promoting an identity of interest between stockholders and these employees, directors and consultants. The Plan is intended to operate in compliance with the provisions of Rule 16b-3 of the General Rules and Regulations of the Exchange Act.

         So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, and other Stock-based Awards, or any combination of the foregoing.

2.       DEFINITIONS

         The following definitions shall be applicable throughout the Plan.

         (a) "Affiliate" of any individual or entity means an individual or entity that is directly or indirectly through one or more intermediaries controlled by or under common control with the individual or entity specified.

         (b) "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, or other Stock-based Award.

         (c) "Board" means the Board of Directors of Party City Corporation.

         (d) "Cause" means the Company or a Subsidiary having cause to terminate a Participant's employment or service under any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary. In the absence of any such an employment, consulting or other agreement, a Participant shall be deemed to have been terminated for Cause if the Committee determines that his termination of employment with the Company or a Subsidiary is on account of (A) incompetence, fraud, personal dishonesty, embezzlement, defalcation or acts of gross negligence or gross misconduct on the part of Participant in the course of his employment or services, (B) a material breach of Participant's fiduciary duty of loyalty to the Company or a Subsidiary, (C) a Participant's engagement in conduct that is materially injurious to the Company or a Subsidiary, (D) a Participant's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no contest" to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on Company's or a Subsidiary's reputation and standing in the community; (E) public or consistent drunkenness by a Participant or his illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or a Subsidiary or which impairs, or could reasonably be expected to impair, the performance of a Participant's duties to the Company or a Subsidiary; or (F) willful failure by a Participant to follow the lawful directions of a superior officer or the Board, representing disloyalty to the goals of the Company or a Subsidiary.

         (e) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

         (f) "Committee" means the Compensation Committee of the Board or such other committee of at least two people as the Board may appoint to administer the Plan; provided, however, that each member of the Committee is a Disinterested Person.

         (g) "Common Stock" means the common stock par value $0.01 per share, of Party City Corporation.

         (h) "Company" means Party City Corporation.

         (i) "Date of Grant" means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

         (j) "Disability", with respect to any particular Participant, means disability as defined in such Participant's employment, consulting or other relevant agreement with the Company or a Subsidiary or, in the absence of any such agreement, disability as defined in the long-term disability plan of the Company or a Subsidiary, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

         (k) "Disinterested Person" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

         (l) "Eligible Person" means any (i) person regularly employed by the Company or a Subsidiary; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or a Subsidiary; or (iii) consultant to the Company or a Subsidiary.

         (m) "Exchange Act" means the Securities Exchange Act of 1934.

         (n) "Fair Market Value" on a given date means the closing price on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported.

         (o) "Holder" means a Participant who has been granted an Award.

         (p) "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

         (q) "Nonqualified Stock Option" means an Option granted under the Plan which is not designated as an Incentive Stock Option.

         (r) "Normal Termination" means termination of employment or service with the Company and all Subsidiaries:

                  (i) Upon retirement pursuant to the retirement plan of the Company or a Subsidiary, as may be applicable at the time to the Participant in question;

                  (ii)     On account of Disability;

                  (iii)    With the written approval of the Committee; or

                  (iv)     By the Company or a Subsidiary without Cause.

         (s) "Option" means an Award granted under Section 7 of the Plan.

         (t) "Option Period" means the period described in Section 7(c).

         (u) "Option Price" means the exercise price set for an Option described in Section 7(a).

         (v) "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

         (w) "Plan" means the Company's 1999 Stock Incentive Plan.

         (x) "Restricted Period" means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 8.

         (y) "Restricted Stock" means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 8.

         (z) "Restricted Stock Award" means an Award of Restricted Stock granted under Section 8 of the Plan.

         (aa) "Securities Act" means the Securities Act of 1933, as amended.

         (bb) "Stock" means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

         (cc) "Stock Option Agreement" means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties as required in Section 7(d).

         (dd) "Subsidiary" means any subsidiary of the Company as defined in
Section 424(f) of the Code.

3.       EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL

         The Plan is effective as of October 19, 1999, the date on which the Plan was adopted by the Board.

         The expiration date of the Plan, after which no Awards may be granted hereunder, shall be October 19, 2009; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.       ADMINISTRATION

         The Committee shall administer the Plan. Unless otherwise determined by the Board, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be a Disinterested Person. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

         Subject to the provisions of the Plan, the Committee shall have exclusive power to:

         (a) Select the Eligible Persons to participate in the Plan;

         (b) Determine the nature and extent of the Awards to be made to each Eligible Person;

         (c) Determine the time or times when Awards will be made to Eligible Persons;

         (d) Determine the duration of each Option Period and Restricted Period;

         (e) Determine the conditions to which the payment of Awards may be subject;

         (f) Prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and

         (g) Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, shares of Restricted Stock and other Stock-based Awards granted by the Committee to each Participant, the expiration date, the Option Period and the duration of any applicable Restricted Period.

         The Committee shall have the authority to interpret the Plan and, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5.       GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

         The Committee may, from time to time, grant Awards of Options, Restricted Stock and other Stock-based Awards to one or more Eligible Persons; provided, however, that:

                 (a) Subject to Section 11, the maximum aggregate number of shares of Stock available for issuance or distribution pursuant to Awards under the Plan is 500,000;

                 (b) Except as set forth in Section 5(d), such shares shall be deemed to have been used in payment of Awards only to the extent they are actually delivered and not where the Fair Market Value equivalent of such shares for a Stock-based Award is paid in cash. In the event any Award shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

                 (c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase; and

                 (d) No Participant may receive Options or stock appreciation rights under the Plan with respect to more than 400,000 shares of Stock in any one year. For this purpose, such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or where the Fair Market Value equivalent of such shares for a stock appreciation right is paid in cash.

6.       ELIGIBILITY

         Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.       DISCRETIONARY GRANT OF STOCK OPTIONS

         The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

         (a) OPTION PRICE. The exercise price ("Option Price") per share of Stock for each Option shall be set by the Committee at the time of grant [but shall not be less than the Fair Market Value of a share of Stock at the Date of Grant].

         (b) MANNER OF EXERCISE AND FORM OF PAYMENT. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price may be payable in cash, by bank check (acceptable to the Committee) and/or shares of Stock (valued at the Fair Market Value at the time the Option is exercised), having in the aggregate a value equal to the aggregate Option Price or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the aggregate Option Price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate Option Price.

         (c) OPTION PERIOD AND EXPIRATION. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or its Subsidiaries and all vesting shall cease upon a Holder's termination of employment or services for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

                  (i) If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is three months after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, but only to the extent the Option was vested and exercisable at the time of such Normal Termination.

                  (ii) If the Holder dies prior to the end of the Option Period and while still in the employ or service of the Company or a Subsidiary, or within three months of Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is twelve months after the date of death of the Holder. In such event, the Option shall remain exercisable by the person or persons to whom the Holder's rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Option was vested and exercisable by the Holder at the time of death.

                  (iii) If the Holder ceases employment or service with the Company and all Subsidiaries for reasons other than Normal Termination or death, the Option shall expire immediately upon such cessation of employment or service.

         (d) STOCK OPTION AGREEMENT - OTHER TERMS AND CONDITIONS. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:

                  (i) Each Option issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

                  (ii) Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or when the Option expires.

                  (iii) Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by him; provided, however, that the Committee may at any time upon the request of a Holder allow for the transfer of any Option, subject to such conditions or limitations as it may establish.

                  (iv) Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

                  (v) Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this
                             Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

                  (vi) Each Incentive Stock Option Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

         (e) INCENTIVE STOCK OPTION GRANTS TO 10% STOCKHOLDERS. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than 10% of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

         (f) $100,000 PER YEAR LIMITATION FOR INCENTIVE STOCK OPTIONS. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

         (g) VOLUNTARY SURRENDER. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option issued pursuant to this Section 7 to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

8.       RESTRICTED STOCK AWARDS

         (a)      AWARD OF RESTRICTED STOCK.

                  (i) The Committee shall have the authority (1) to grant Restricted Stock, (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock shall be granted or become vested and the number of shares to be covered by each grant.

                  (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, and (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 8(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends, if any, with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder's account. Unless otherwise determined by the Committee no interest will accrue or be paid on the amount of any cash dividends withheld. Unless otherwise determined by the Committee, cash dividends or stock dividends so withheld by the Committee shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate.

                  (iii) Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

         (b)      RESTRICTIONS.

                  (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award agreement;
                             (3) the shares shall be subject to forfeiture to the extent provided in Section 8(d) and the Award Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

                  (ii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

         (c) RESTRICTED PERIOD. The Restricted Period of Restricted Stock shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock indicated in a schedule established by the Committee and set forth in a written Award agreement.

         (d) FORFEITURE PROVISIONS. Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a Holder terminates employment with the Company and all Subsidiaries during a Restricted Period, that portion of the Award with respect to which restrictions have not expired ("Non-Vested Portion") shall be treated as follows.

                  (i) Upon the voluntary resignation of a Participant or discharge by the Company or a Subsidiary for Cause, the Non-Vested Portion of the Award shall be completely forfeited.

                  (ii) Upon Normal Termination, the Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and shall be received as soon as practicable following termination.

                  (iii) Upon death, the Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and paid to the Participant's beneficiary as soon as practicable following death.

         (e) DELIVERY OF RESTRICTED STOCK. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 8(b) and the Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder's account with respect to such Restricted Stock and the interest thereon, if any.

         (f) STOCK RESTRICTIONS. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

                           "Transfer of this certificate and the shares
         represented hereby is restricted pursuant to the terms of a Restricted
         Stock Agreement, dated as of            , between Party City
         Corporation and             . A copy of such Agreement is on file at
         the offices of Party City Corporation."

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

9.       OTHER STOCK-BASED AWARDS

         The Committee may grant any other cash, stock or stock-related Awards to any eligible individual under this Plan that the Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock Awards, the bargain purchase of Stock and Stock bonuses. Any such benefits and any related agreements shall contain such terms and conditions as the Committee deems appropriate. Such Awards and agreements need not be identical. With respect to any benefit under which shares of Stock are or may in the future be issued for consideration other than prior services, the amount of such consideration shall not be less than the amount (such as the par value of such shares) required to be received by the Company in order to comply with applicable state law.

10.      GENERAL

         (a) ADDITIONAL PROVISIONS OF AN AWARD. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

         (b) PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

         (c) GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

         (d) TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, prior to delivery of such Stock, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner.

         (e) CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or a Subsidiary.

         (f) DESIGNATION AND CHANGE OF BENEFICIARY. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the

Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

         (g) PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

         (h) NO LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         (i) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

         (j) FUNDING. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

         (k) NONTRANSFERABILITY. A person's rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder's death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow for transfer of Awards other than Incentive Stock Options to other persons or entities, subject to such conditions or limitations as it may establish.

         (l) RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

         (m) RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

         (n) EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

         (o) PRONOUNS. Masculine pronouns and other words of masculine gender shall refer to both men and women.

         (p) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

         (q) TERMINATION OF EMPLOYMENT. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or vice versa shall not be deemed to have terminated employment or service with the Company or a Subsidiary.

11.      CHANGES IN CAPITAL STRUCTURE

         Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards under the Plan and the maximum number of shares of Stock with respect to which any one person may be granted Options or stock appreciation rights during any year may be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) for any other reason which the Committee, in its sole discretion, determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award. With respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall, unless otherwise determined by the Committee in its sole discretion, be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of (i) a merger or consolidation such that after such merger or consolidation the Company is not the surviving entity or the ultimate parent of the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) the reorganization or liquidation of the Company, the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash or Stock, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

12.      NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholder of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

13.      AMENDMENTS AND TERMINATION

         The Board may at any time terminate the Plan. Subject to Section 11, with the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that without further stockholder approval neither the Board nor the Committee shall make any amendment to the Plan which would:

         (a) Materially increase the maximum aggregate number of shares of Stock which may be issued or distributed pursuant to Awards, except as provided in
Section 11;

         (b) Extend the maximum Option Period;

         (c) Extend the termination date of the Plan; or

         (d) Change the class of persons eligible to receive Awards under the Plan.

                                      * * *


As adopted by the Board of Directors of
Party City Corporation as of October 19, 1999.

By:       /s/ Thomas E. Larson
Name:     Thomas E. Larson
Title:    Chief Financial Officer and Secretary

                             PARTY CITY CORPORATION

                                      PROXY

The undersigned hereby appoints Jack Futterman and Thomas E. Larson, and each of them, with full power of substitution as proxies for the undersigned, to attend the Annual Meeting of Shareholders of Party City Corporation to be held at the Sheraton Parsippany, 199 Smith Road, Parsippany, New Jersey on Monday, November 15, 1999 at 10:00 A.M., eastern time, or any adjournment thereof, and to vote the number of shares of common stock of the company that the undersigned would be entitled to vote, and with all power the undersigned would possess, if personally present, as follows:



                         (Continued on the other side.)





                             FOLD AND DETACH HERE

                                                      Please mark
                                                     your votes as    /X/
                                                     indicated in
                                                     this example.


                                                               FOR
 1. ELECTION OF DIRECTORS                                    all nominees
 Nominees:  Jack Futterman                                 except as marked
            Ralph Dillon                                 to the contrary below
            Raymond C. Hemmig
            Howard Levkowitz                                     / /
            Duayne Weinger
                                                            WITHHOLD
                                                            AUTHORITY
                                                           to vote for
(Instruction: To withhold authority to vote for           nominees listed
any individual nominee write that nominee's
name on the line provided below.)                                / /



 2. Approval of the proposal to adopt the      FOR         AGAINST      ABSTAIN
    Company's 1999 Stock Option Plan.          / /           / /          / /


 3. In their discretion, on such other         FOR         AGAINST      ABSTAIN
    business as may properly come before the   / /           / /          / /
    meeting or any adjournment thereof.


THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1 AS WELL AS FOR THE PROPOSALS LISTED IN ITEM 2.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement dated October 25, 1999 is hereby acknowledged:








Signature(s)                                      Dated               1999
            -------------------------------------       -------------
(Please sign exactly as your name or names appear hereon, indicating, where proper, official position or representative capacity.)



                              FOLD AND DETACH HERE